Exhibit 10.7

WAIVER TO NOTE PURCHASE AGREEMENT

This WAIVER TO NOTE PURCHASE AGREEMENT dated as of May 16, 2016 (this “Waiver”) to the Note Purchase Agreement (as defined below) is between Omega Pharma N.V., a company incorporated with limited liability in Belgium (the “Company”), and each of the institutions which is a signatory to this Waiver (collectively, the “Noteholders”).
R E C I T A L S:
A.The Company and each of the Noteholders have heretofore entered into the Note Purchase Agreement dated May 19, 2011 (as amended by the First Amendment and Consent to Note Purchase Agreement, dated as of October 7, 2011, the “Note Purchase Agreement”). The Company has heretofore issued an aggregate principal amount of €135,043,889 5.1045% Guaranteed Senior Notes, due July 28, 2023 (the “Notes”) pursuant to the Note Purchase Agreement. The Noteholders are the holders of 100% of the outstanding principal amount of the Notes.

B.The Company delivered an Officer’s Compliance Certificate on April 27, 2016 in respect of the four fiscal quarter period ended December 31, 2015 (the “Compliance Certificate”; attached hereto as Exhibit A), which Compliance Certificate certified that the ratio of Consolidated Net Debt to Consolidated EBITDA (the “Leverage Ratio”) for Year-End Date ending December 31, 2015 was 3.34 to 1.00 which demonstrated compliance with the financial covenant set forth in Section 10.4(a) of the Note Purchase Agreement which prohibits the Company from allowing the Leverage Ratio to exceed 3.50 to 1.00.

C.Enclosed with the Compliance Certificate, the Company delivered, in accordance with Section 7.1 of the Note Purchase, the Company’s financial statements for year ended December 31, 2015 (the “2015 IFRS Financial Statements”), which 2015 IFRS Financial Statements contained the financial information used to calculate the Leverage Ratio as described above.

D.The Company intends to restate the 2015 IFRS Financial Statements (the “Restatement”; and Omega Pharma N.V.’s 2015 IFRS Financial Statements after taking into effect the Restatement, the “Restated 2015 IFRS Financial Statements”) and, as a result of the Restatement, the Leverage Ratio for Year-End Date ending December 31, 2015 (the “Revised 2015 Leverage Ratio”) may increase to a ratio not to exceed 3.60 to 1.00.

E.The Company has requested and the Noteholders have so agreed to waive, effective as of December 31, 2015, the Events of Default (the “Specified Events of Default”) which occurred or may occur as a result of the Restatement: (i) under Section 11(c) of the Note Purchase Agreement as a result of the Company’s failure to comply with Section 10.4(a) of the Note Purchase Agreement for the Year-End Date ending December 31, 2015, (ii) under Section 11(d) of the Note Purchase Agreement as a result of the failure to provide the annual financial statements and accompanying compliance certificate as and when required under Section 7.1(b) of the Note Purchase Agreement for the December 31, 2015 Year-End Date and (iii) under Section 11(e) of the Note Purchase Agreement as a result of the material misrepresentations contained in the 2015 IFRS Financial Statements and the Compliance Certificate related to the Leverage Ratio of the Company for the December 31, 2015 Year-End Date.

F.Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Purchase Agreement unless herein defined or the context shall otherwise require.

G.All requirements of law have been fully complied with and all other acts and things necessary to make this Waiver a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

NOW, THEREFORE, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this Waiver set forth in Section 4 hereof, and in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and the Noteholders do hereby agree in accordance with Section 17 of the Note Purchase Agreement as follows:
SECTION 1.    WAIVER.

Subject to the terms and conditions set forth in Section 4 of this Waiver, the Noteholders hereby waive, effective as of December 31, 2015, (a) any Specified Event of Default described in clause (i) of paragraph E of the recitals hereto which may occur as a result of the Restatement and the Revised 2015 Leverage Ratio and (b) the Specified Events of Default described in clauses (ii) and (iii) of paragraph E of the recitals hereto. This is a limited waiver and shall not be deemed to constitute a waiver of any other Default or Event of Default or any future breach or violation of the Note Purchase Agreement or the Notes. Except as expressly provided herein, the foregoing waiver shall not constitute (a) a modification or alteration of the terms, conditions or covenants of the Note Purchase Agreement or any document entered into in connection therewith, or (b) a waiver, release or limitation upon the exercise by the Noteholders of any of their rights, legal or equitable, hereunder or under the Note Purchase Agreement. Except as set forth above, each Noteholder reserves any and all rights and remedies which it has had, has or may have under the Note Purchase Agreement and/or the Notes.
The waiver and agreements set forth in this Section 1 is effective solely for the purposes set forth herein and shall not be deemed to (other than in respect of the Specified Events of Default) (w) waive, release, modify or limit the Company’s obligations to otherwise comply with all terms and conditions of the Note Purchase Agreement, (x) waive any other existing or future Default or Event of Default, (y) create a course of dealing or constitute a consent to any future amendment, waiver or consent, or (z), prejudice any right or rights that the Noteholders may have presently or in the future under or in connection with the Note Purchase Agreement (all of which rights and remedies are expressly reserved), except as expressly provided herein.
The waivers provided in this Section 1 shall cease to be effective, and such Specified Events of Default shall be reinstated and be deemed to be continuing, unless (a) the Company provides Restated 2015 IFRS Financial Statements and accompanying Revised Compliance Certificate (defined below) on or before May 25, 2016, (b) the ratio of Consolidated Net Debt to Consolidated EBITDA determined for the Rolling Twelve Months ended December 31, 2015 does not exceed 3.60 to 1.00 and (c) the Subsidiary Guarantors shall have executed and delivered to the Noteholders the Subsidiary Guarantor Acknowledgement in the form of Exhibit B attached hereto on or before May 25, 2016.

SECTION 2.    AGREEMENTS.

2.1    The Company agrees to deliver to the Noteholders (a) a revised compliance certificate (the “Revised Compliance Certificate”) setting forth the information required to calculate the Revised 2015 Leverage Ratio and (b) the Restated 2015 IFRS Financial Statements, in each case, promptly after the date hereof, but in no event no later than May 25, 2016.

SECTION 3.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

To induce the Noteholders to execute and deliver this Waiver (which representations shall survive the execution and delivery of this Waiver), the Company represents and warrants to the Noteholders that:
(a)this Waiver has been duly authorized, executed and delivered by the Company and this Waiver constitutes the legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(b)the Note Purchase Agreement constitutes the legal, valid and binding obligation of the Company enforceable against it in accordance with their respective terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(c)the execution, delivery and performance by the Company of this Waiver (i) has been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, or (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument;

(d)as of the date hereof and after giving effect to this Waiver (other than the Specified Events of Default), no Default or Event of Default has occurred which is continuing;

(e)no consideration or remuneration has been paid or will be paid to any agent or any lender under any Principal Credit Facility as an inducement to enter into any amendment, consent or waiver in respect thereof; and

(f)all the representations and warranties contained in Section 5 of the Note Purchase Agreement (other than any representations and warranties related to the Specified Events of Default) are true and correct in all material respects with the same force and effect as if made by the Company on and as of the date hereof, except to the extent such representations and warranties expressly relate to earlier dates, in which case they shall be true and correct in all material respects as of such earlier date.

SECTION 4.    CONDITIONS TO EFFECTIVENESS OF THE WAIVERS.

The waivers set forth in Section 1 shall not become effective until, and shall become effective when, each and every one of the following conditions shall have been satisfied:
(a)    executed counterparts of this Waiver, duly executed by the Company and the Noteholders, shall have been delivered to the Noteholders; and

(b)    the representations and warranties of the Company set forth in Section 3 hereof are true and correct on and with respect to the date hereof.

Upon satisfaction of all of the foregoing and subject to the last paragraph of Section 1, the waivers set forth in Section 1 shall become effective.

SECTION 5.    PAYMENT OF NOTEHOLDERS' FEES AND EXPENSES.

The Company hereby confirms its obligations under the Note Purchase Agreement, whether or not the agreements hereby contemplated are consummated, to pay upon demand all reasonable out-of-pocket fees and expenses, including attorneys' fees and expenses, incurred by any Noteholder in connection with this Waiver or the transactions contemplated hereby, in enforcing any rights under this Waiver,, or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Waiver or the transactions contemplated hereby.
SECTION 6.    MISCELLANEOUS.

6.1.    This Waiver shall be construed in connection with and as part of the Note Purchase Agreement, and except as modified and expressly amended by this Waiver, all terms, conditions and covenants contained in the Note Purchase Agreement and the Notes are hereby ratified and shall be and remain in full force and effect.

6.2.    The descriptive headings of the various Sections or parts of this Waiver are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

6.3.    THIS WAIVER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

6.4.    TIME IS OF THE ESSENCE WITH RESPECT TO ALL CONDITIONS, AGREEMENTS OR OTHER PROVISIONS HEREIN.

6.5.    The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Waiver may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

OMEGA PHARMA N.V.

By:	/S/ John S. Hendrickson
Name: John S. Hendrickson
Title: Director

By:	/S/ Judy L. Brown
Name: Judy L. Brown
Title: Director

ACCEPTED AND AGREED TO:

NOTEHOLDERS
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/S/ Gordon Anthony Coletta
Name: Gordon Anthony Coletta
Title: Vice President

Exhibit A
[See attached]

OFFICER'S COMPLIANCE CERTIFICATE – 31 DECEMBER 2015
To:    The Note Purchasers as set out in Schedule A,of the Note Purchase Agreement Dated 19 May 2011 relating to Omega Pharma N.V.'s € 135,043,889 Senior Notes.

I, Patrick O’Sullivan, being the Chief Financial Officer of Omega Pharma N.V., a company incorporated with limited liability in Belgium (the Company), refer to a note purchase agreement entered into between (1) the Company and (2) each of the purchasers party thereto (the Note Purchasers) pursuant to which the Company issued to the Note Purchasers the 5.1045% Guaranteed Senior Notes due 28 July 2023, upon the terms and conditions set out therein (the Note Purchase Agreement).

Terms and expressions defined in the Note Purchase Agreement shall bear the same meanings in this Certificate.

Enclosed herewith you will find those financial statements as at and for the year ended 31 December 2015 as required pursuant to Section 7.2 of the Note Purchase Agreement. Further, you will find that information (including calculations) required in order to establish whether the Company was in compliance with the financial covenants set forth in Sections 10.3 through 10.7 of the Note Purchase Agreement, inclusive, during the period covered by the statements being furnished.

Being duly authorised by the Company, I hereby certify on behalf of the Company that I have reviewed the terms of the Note Purchase Agreement and have made, or caused to be made, under my supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the period covered by the statements attached hereto to the date of this certificate and that such review has not disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default, except those that have been disclosed to the holders and cured or waived.

IN WITNESS WHEREOF, I have hereunto signed my name.

Dated as of 27 April 2016

/S/ Patrick O'Sullivan
Name:	Patrick O'Sullivan
Title:	Chief Financial Officer

COMPLIANCE WITH THE FINANCIAL COVENANTS SET FORTH IN SECTIONS 10.3 THROUGH 10.7

Clause 10.3 Sales of Assets : In compliance

Clause 10.4. Leverage Ratio states: "The Company will not permit the ratio of Consolidated Net Debt to Consolidated EBITDA to exceed 3.50 to 1.00"

Consolidated Net Debt was EUR 793,494,000 and Consolidated (annualized) EBITDA was EUR 237,588,000; therefore the ratio of Consolidated Net Debt to Consolidated EBITDA was 3.34 to 1.

Calculation:

Consolidated Net Debt = Total Indebtedness –Cash and Cash Equivalents

Details on consolidated net debt:

LT Debt	742,589,000
LT Derivative financial instruments	—
ST Debt	76,780,000
ST Derivative financial instruments	—
Total debt IFRS	819,368,000

Valuation Notes	—
MTM Hedges	(377,000)
Total debt BE GAAP	819,745,000

Cash and cash equivalents	26,251,000

NET DEBT	793,494,000

Details on consolidated EBITDA:
EBITDA S1 2015	116,097,000

EBITDA S2 2015	101,931,000
Adjustment Acquisitions	19,560,000

Annualized Consolidated EBITDA =	EUR 237,588,000

Clause 10.5. Interest Coverage Ratio states. "The Company will not permit the ratio of Consolidate EBITDA to Consolidated Net Interest Expense to be less than 3.00 to 1.00."

Interest Cover was 6.81 to 1

Calculation :

Consolidated net interest expense = EUR 32,012,000
Consolidated EBITDA = EUR 218,028,000

Clause 10.6. Limitation on Priority Debt stales: "Indebtedness of Subsidiaries not otherwise permitted by foregoing clauses (a) through (h) should not exceed prior to July 28, 2009 EUR 20,000,000 and afterwards EUR 40,000,000":

In Compliance

Clause 10.7. Limitation on Liens: In compliance
No liens other than those permitted by Section 10.7 (a) through (g). There are no remaining permitted liens from Schedule 10.7.

Dated as of 27 April 2016

/S/ Patrick O'Sullivan
Name:	Patrick O'Sullivan
Title:	Chief Financial Officer

Exhibit B

SUBSIDIARY GUARANTOR ACKNOWLEDGEMENT
As of May 16, 2016
Each of the undersigned Subsidiary Guarantors hereby acknowledges and agrees to the terms of the Waiver to Note Purchase Agreement, dated as of May 16, 2016 (the “Waiver”), waiving certain terms of that Note Purchase Agreement, dated May 19, 2011, as amended by that certain First Amendment and Consent to Note Purchase Agreement dated as of October 7, 2011 (as so amended, the “Note Purchase Agreement”), among Omega Pharma N.V. and the noteholders party thereto. Each of the Subsidiary Guarantor confirms that, upon the effectiveness of the Waiver, each Subsidiary Guarantee Agreement shall remain in full force and effect and be the legal, valid and binding obligation of such Subsidiary Guarantor party thereto against it in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Each Subsidiary Guarantor hereby further confirms that, upon the effectiveness of the Waiver, each Subsidiary Guarantee Agreement shall continue to guaranty and secure all of the Guaranteed Obligations (as defined therein).

OMEGA PHARMA BELGIUM N.V.

By:
Name:
Title:

CHEFARO NEDERLAND B.V.

By:
Name:
Title:

OMEGA PHARMA HOLDING NEDERLAND B.V.

By:
Name:
Title:

OMEGA PHARMA ESPAÑA S.A.

By:
Name:
Title:

CHEFARO PHARMA ITALIA SRL

By:
Name:
Title:

ACO HUD AB

By:
Name:
Title:

DEUTSCHE CHEFARO GMBH

By:
Name:
Title:

WARTNER EUROPE B.V.

By:
Name:
Title:

DAMIANUS B.V.

By:
Name:
Title:

MEDGENIX BENELUX N.V.

By:
Name:
Title:

BIOVER NV

By:
Name:
Title:

ACO HUD NORDIC AB

By:
Name:
Title:

RICHARD BITTNER AG

By:
Name:
Title: